                                                                   Exhibit 10.25

                    LISTING AND STRATEGIC ALLIANCE AGREEMENT

      THIS LISTING AND STRATEGIC ALLIANCE AGREEMENT is dated as of the 5th day of April, 2000 (this "Agreement"), by and between (a) Bowater Incorporated, a Delaware corporation ("Bowater"), and (b) PaperExchange.com, Inc., a Delaware corporation ("PaperExchange.com").

      WHEREAS, Bowater is engaged in the manufacture, sale and distribution of certain paper-related products including newsprint;

      WHEREAS, PaperExchange.com provides a real-time on-line trading exchange (the "Exchange") for paper and other products to registered users of PaperExchange.com services (the "Members");

      WHEREAS, Bowater is a Member of PaperExchange.com pursuant to the terms of the Membership Agreement between the parties except as otherwise provided herein (the "Membership Agreement"); and

      WHEREAS, Bowater and PaperExchange.com desire to enter into an agreement with respect to the purchase and sale of certain products by Bowater and a strategic alliance to facilitate the adoption of electronic commerce in the pulp, paper and packaging industry.

      NOW THEREFORE, the parties, in consideration of the undertakings and commitments set forth herein, agree as follows:

      1. Listings; Exclusivity. Bowater agrees to use its commercially reasonable efforts to list for sale on the Exchange (either open market or directed tons) first quality newsprint ("Newsprint") in the minimum amount during each quarter as set forth on Schedule 1 attached hereto or as mutually agreed to by Bowater and PaperExchange.com in writing; provided that, for a period of seven (7) consecutive calendar days during each calendar month during the Term (as hereinafter defined), Bowater may, in its sole discretion, withdraw from its listing all or any portion of the listed Newsprint. The listing shall be made at prices in Bowater's sole discretion (provided that the listed prices shall not be greater than reasonable regional market prices) and the other terms and conditions of such listing shall be commercially reasonable. Provided that Bowater complies with the immediately preceding two sentences, it shall not be a default by Bowater under this Agreement if Bowater does not sell in any period the minimum amount set forth in Schedule 1 or any other amount. Bowater further agrees to list on the Exchange requests for purchase for a portion of its requirements for wastepaper and to use its reasonable commercial efforts to purchase a portion of its wastepaper requirements on a non-exclusive basis through the Exchange. Bowater further agrees that through June 30, 2002, the Exchange will be Bowater's exclusive third-party provider of e-commerce services for the sale of Newsprint. For the avoidance of doubt, Bowater and PaperExchange.com agree that neither (a) Bowater's use of its electronic order fulfillment system and related communications with customers through Bowater's own electronic media (including, without limitation, Bowater's web site and email), nor (b) Bowater's use of the Internet or other e-commerce services for the sale of products other than Newsprint shall, in either case, be prohibited by the terms of this Agreement. Additionally,

* Confidential Treatment Requested: material has been omitted and filed separately with the Commission.

it is contemplated that Bowater may from time to time list and sell pulp and other paper-related products through PaperExchange.com's web site exchange.

      2. Further Use of the Exchange. Bowater agrees to work with PaperExchange.com, using commercially reasonable efforts, to explore its expanded use of the Exchange, including without limitation, expanding its purchase and sale of paper-related products on the Exchange. Nothing in this Agreement, however, shall require Bowater to list, sell or purchase on the Exchange or require the Exchange to accept for listing additional products unless the parties agree to do so.

      3. Integration Project. On a mutually agreeable timetable, PaperExchange.com and Bowater will engage in the development of a plan to implement an integration project. As part of such project, PaperExchange.com and Bowater shall endeavor to link Bowater's internal information technology system for a specific facility or production unit to PaperExchange.com's web site in order to facilitate internet-based transactions through PaperExchange.com's web site. Such project may include inventory, production scheduling, billing, and receivable system integration. The implementation of this integration project will be subject to Bowater and PaperExchange.com supplementing the terms of this
Section 3 with additional documentation to the extent reasonably required to further define the scope and substance of such integration project and to provide each party with reasonable protections as to confidentiality of information, security and similar matters.

      4. Term and Termination.

            4.1 Term. The term of this Agreement shall be for a period commencing on the date of this Agreement through (and including) June 30, 2002 (together with any successor one-year renewals, the "Term") and shall automatically renew for one-year terms thereafter unless, at least thirty (30) days prior to the expiration of the then current Term, either party terminates this Agreement as of the end of that current Term upon written notice to the other party. The parties agree to use good faith efforts to negotiate the terms of a renewal of this Agreement if, in the good faith judgment of each party, this Agreement is meeting their business needs.

            4.2 Additional Termination Right of Bowater. Bowater shall have the additional right to terminate this Agreement at any time during the Term upon thirty (30) days prior written notice in the event that in its good faith judgment the services provided by PaperExchange.com's web site are not meeting Bowater's business needs.

      5. General Provisions.

            5.1 PaperExchange.com hereby agrees that it will use commercially reasonable efforts to add sufficient sales force and allocate sufficient budgetary resources based upon the parties' mutually agreed upon expectations, prior to the commencement of the First Measuring Period, to promote the newsprint component of its web site in a manner similar to that of the containerboard and printing and writing components of its web site. The parties agree to work together to form mutually agreed upon expectations of the sales force and budgetary resources to be allocated pursuant to this Section.

            5.2 Bowater and PaperExchange.com are independent contractors. Nothing in this Agreement is intended to or will constitute either party as an agent, legal representative, joint venturer or partner of the other for any purpose.

            5.3 A waiver of a breach of any term of this Agreement will not be construed as a waiver of any succeeding breach of that term or as a waiver of the term itself. A party's performance after the other's breach will not be construed as a waiver of that breach.

            5.4 All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be in writing and must be delivered to the parties at their respective addresses by a method providing for proof of delivery. Any notice or request will be deemed to have been given on the date of receipt.

      If to PaperExchange.com:                  If to Bowater:

      PaperExchange.com, Inc.                   Bowater Incorporated
      545 Boylston Street, 8th Floor            55 East Camperdown Way
      Boston, MA  02116                         P.O. Box 1028
      Attention:  President and CEO             Greenville, SC  29601
      Telecopier No.: (617) 536-1573            Attention: James H. Dorton
                                                Vice President, Corporate
                                                Development and Strategy
                                                Telecopier No.:  (864) 282-9594

      with copies to:                           with copies to:

      Bingham Dana LLP                          Bowater Incorporated
      150 Federal Street                        55 East Camperdown Way
      Boston, MA  02110                         P.O. Box 1028
      Attention:  Jonathan K. Bernstein, Esq.   Greenville, SC  29601
      Telecopier No.: (617) 951-8736            Attention: Anthony H. Barash
                                                Senior Vice President, Corporate
                                                Affairs and General Counsel
                                                Telecopier No.: (864) 282-9468

            5.5 Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other. The Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

            5.6 Except as this Agreement otherwise provides, no amendment to this Agreement will be binding unless agreed to in writing and executed by the parties, and no approval, consent, or waiver will be enforceable unless the granting party signs it.

            5.7 Each term of this Agreement is severable. If a court, agency, or arbitrator having jurisdiction determines that any term is invalid or unenforceable under applicable law, that determination will not affect the other terms of this Agreement, as the case may be, which other terms will continue to be enforced as if the invalid or unenforceable terms were omitted.

            5.8 Any advertising, publicity, release, or other disclosure of information concerning this Agreement or the relationship between the parties must be approved in writing by both parties, except to the extent disclosure is legally required, including, without limitation, in connection with securities laws. In addition, each of PaperExchange.com and Bowater agrees not to disclose to any person or entity any Confidential Information (as defined below) of the other party except as required by law. Where disclosure is required by law (except in connection with securities laws), each party hereby agrees to (a) give the other notice of the legal requirement promptly following that party becoming aware of the requirement and in any event prior to disclosure, (b) provide all reasonable assistance in restricting the disclosure to the maximum extent lawfully possible, whether by protective order or otherwise, and (c) disclose only the Confidential Information that is required to be disclosed, and solely to those persons or entities to whom the party is required to disclose the Confidential Information. Each party agrees to notify the other in writing of any disclosure, misuse or appropriation of Confidential Information of the other that may come to its attention. For purposes of this Agreement, "Confidential Information" means, without limitation, electronic data processing, information, hardware, software and systems technology, manufacturing and research concepts, techniques, processes, designs, cost data, customer information, sales and marketing information and other technical, sales, customer and proprietary information of either party except to the extent that it is or becomes known publicly through no fault of the other party, is learned by the other party on a non-confidential basis from a third party entitled to disclose it, or was already known by the other party before receipt of the information from the disclosing party. In order to maintain information of the other party as confidential, each party agrees to take all security precautions reasonably necessary to protect the information from disclosure and to keep it confidential, including without limitation, providing protection from theft, preventing unauthorized duplication or discovery, and restricting access to the information.

            5.9 This Agreement, in conjunction with the Membership Agreement as modified hereby, states the complete agreement between the parties concerning the subject matter hereof, and supersedes earlier oral and written communications between the parties concerning the subject matter hereof. In the event of any inconsistency between the Membership Agreement and this Agreement, the terms of this Agreement shall govern. The parties also agree that section 23 of the Membership Agreement shall not apply to any dispute between the parties arising out of this Agreement or the Membership Agreement. In addition, notwithstanding section 9 or 10 of the Membership Agreement, no fee will be due from Bowater as a result of any sale by it on the Exchange until thirty (30) days after the date on which the sales transaction has been completed and Bowater has received payment.

            5.10 This Agreement shall constitute a contract under seal. The validity and construction of this Agreement shall be governed by and construed in accordance with the internal laws (and not the choice-of-law rules) of The Commonwealth of Massachusetts.

            5.11 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [signature page to follow]

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                              PaperExchange.com, Inc.


                              By: /s/ Duane DeSisto
                                  -----------------------------------
                              Name: Duane DeSisto
                                    ---------------------------------
                              Title: CFO
                                     --------------------------------


                              Bowater Incorporated


                              By: /s/ Arnold Nemirou
                                  -----------------------------------
                              Name: Arnold Nemirou
                                    ---------------------------------
                              Title: Chairman and CEO
                                     --------------------------------

                                                                      Schedule 1

                          MEASURING PERIODS AND TONNAGE

--------------------------------------------------------------------------------
            Measuring Period                             Minimum Metric
                                                             Tons of
                                                            Newsprint
--------------------------------------------------------------------------------
July 1, 2000 through September 30, 2000                       *****
--------------------------------------------------------------------------------
October 1, 2000 through December 31, 2000                     *****
--------------------------------------------------------------------------------
January 1, 2001 through March 31, 2001                        *****
--------------------------------------------------------------------------------
April 1, 2001 through June 30, 2001                           *****
--------------------------------------------------------------------------------
July 1, 2001 through September 30, 2001                       *****
--------------------------------------------------------------------------------
October 1, 2001 through December 31, 2001                     *****
--------------------------------------------------------------------------------
January 1, 2002 through March 31, 2002                        *****
--------------------------------------------------------------------------------
April 1, 2002 through June 30, 2002                           *****
--------------------------------------------------------------------------------
                                              TOTAL:          *****
--------------------------------------------------------------------------------

* Confidential Treatment Requested: material has been omitted and filed separately with the Commission.